FOR IMMEDIATE RELEASE

Contact:            Richard Ehrich

Image Sensing Systems

651.603.7706

rehrich@imagesensing.com

Image Sensing Systems Names Geoffrey Davis as a Director and Accepts Resignation of Melissa Fisher as Director

ST. PAUL, MN (November 02, 2016) – Image Sensing Systems, Inc. (NASDAQ: ISNS) today announced that Geoffrey Davis has been appointed to its Board of Directors and Melissa Fisher has resigned as a Director for personal reasons.  Ms. Fisher stated she had no disagreements with the Board or management and further stated, “I have enjoyed the opportunity to work with the talented and hardworking team at Image Sensing Systems, and I am proud of where we have positioned the Company for its future."

“I’d like to thank Melissa for her contributions to Image Sensing Systems,” said Andrew Berger, Executive Chairman of Image Sensing Systems, Inc. (“ISS”).  “Melissa provided invaluable guidance over her tenure and was instrumental in positioning ISS for growth in the years ahead.  We wish her the best in her future endeavors.”

Geoffrey Davis is a principal at Republic Consulting, LLC.  From 2005 to 2012, Mr. Davis served as a U.S. Congressman from the Commonwealth of Kentucky, and he represented the Fourth District in the United States House of Representatives.  During his tenure in Congress, Davis earned a leadership role within the Republican Conference as a Deputy Whip, which is a close advisor to Congressional leadership.  Davis also served on the House and Finance Services and Armed Services Committees from 2005 to 2008.  Late in 2008, Davis was appointed to the Ways and Means Committee.  Prior to serving in Congress, Davis owned and operated a consulting firm specializing in lean manufacturing and systems integrations.  Davis graduated from the U.S. Military Academy at West Point, NY.

Mr. Berger commented, “We are very pleased to announce the appointment of Geoffrey to the Board of Directors.  With his breadth of experience in both the private and public sectors, we are confident he will be extremely valuable as ISS continues to build sustainable revenue and profitability,” concluded Mr. Berger.

About Image Sensing Systems

Image Sensing Systems, Inc. is a global company dedicated to helping improve safety and efficiency for cities and highways by developing and delivering above-ground detection technology, applications and solutions. We give Intelligent Transportation Systems (ITS) professionals more precise and accurate information – including real-time reaction capabilities and in-depth analytics – to make more confident and proactive decisions. We are headquartered in St. Paul, Minnesota. Visit us on the web at imagesensing.com.

This release contains “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Statements made under the heading “Outlook” are forward-looking statements, and words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions identify forward-looking statements in other parts of the release.

Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: government contracting; the Company’s international business including but not limited to currency value fluctuations, difficulty enforcing agreements and collecting receivables, import and export matters, higher danger of terrorist activity, difficulty in staffing and compliance with laws; volatility in the global economy; competition; failure to achieve the Company’s growth plans for the expansion of its business because the Company’s long-term success depends on its ability to expand its business through new product development, mergers and acquisitions, geographic expansion and service offerings, all of which are subject to inherent risks including but not limited to market demand, market acceptance of products and the ability to advance technology; costs related to development and manufacture of first-of-its-kind products; difficulties obtaining the services of skilled employees; the implementation of business process changes and associated restructuring of the Test business; failure to protect its intellectual property effectively or infringement upon the intellectual property of others; product liability claims and commercial litigation; difficulty obtaining materials or components for its products; government regulation; the irregularity and development of sales, delivery and acceptance cycle for the Company’s products; the Company’s customers are in cyclical industries; interest rate fluctuations; the Company may be required to recognize impairment charges for long-lived assets; and cost, reputational and other risks associated with disclosing use of conflict minerals. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in the Company’s most recent SEC Annual Report on Form 10-K. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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